                                                                    EXHIBIT 10.3
                                    FORM OF



--------------------------------------------------------------------------------


                         INSURANCE AGREEMENT (GARC II)

                         Dated as of September 1, 1998

                                    between

                    GENERAL AMERICAN RAILCAR CORPORATION II

                                      and

                 GENERAL AMERICAN TRANSPORTATION CORPORATION,
                             as Insurance Manager



                       Tank Cars and Covered Hopper Cars
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section 1.  Definitions.....................................................   2

Section 2.  Appointment and Duties of Insurance Manager.....................   2
            Section 2.1. Appointment........................................   2
            Section 2.2. Duties of the Insurance Manager....................   2
            Section 2.3. Certain Insurance Covenants........................   3

Section 3.  Insurance Manager's Standard of Performance.....................   4
            Section 3.1. Standards..........................................   4
            Section 3.2. Similar Services...................................   4

Section 4.  Reimbursement and Compensation of the Insurance Manager.........   4
            Section 4.1. Reimbursement......................................   4
            Section 4.2. Payment............................................   5
            Section 4.3. Compensation.......................................   5

Section 5.  Reports and Information.........................................   5
            Section 5.1. Annual Certificate.................................   5
            Section 5.2. Rights of Inspection...............................   5

Section 6.  Term of Agreement;  Termination.................................   6
            Section 6.1. Term...............................................   6
            Section 6.2. Termination of Insurance Manager...................   6
            Section 6.3. Replacement of the Insurance Manager...............   7
            Section 6.4. Merger or Sale.....................................   7

Section 7.  Indemnification.................................................   8
            Section 7.1. Indemnification by Insurance Manager...............   8
            Section 7.2. Indemnification by Company.........................   8
            Section 7.3. Claims Excluded....................................   8
            Section 7.4. Third Party Claims.................................   8
            Section 7.5. Cooperation........................................   9

Section 8.  Miscellaneous...................................................   9
            Section 8.1. Table of Contents and Headings.....................   9
            Section 8.2. The Insurance Manager as Independent Contractor....  10
            Section 8.3. Relations Among Parties............................  10
            Section 8.4. Governing Law......................................  10
            Section 8.5. Notices............................................  10
            Section 8.6. Entire Agreement; Amendment; Waivers...............  11

            Section 8.7.   Assignment.......................................  11
            Section 8.8.   Further Assurances...............................  12
            Section 8.9.   Third Party Beneficiary..........................  12
            Section 8.10.  Counterparts.....................................  12
            Section 8.11.  Severability.....................................  12
            Section 8.12.  No Petition in Bankruptcy.......................   12

                         INSURANCE AGREEMENT (GARC II)
                         -----------------------------


     This Agreement, dated as of September 1, 1998, is made and entered into between General American Transportation Corporation, a New York corporation, together with any successor manager, the "Insurance Manager", and General American Railcar Corporation II, a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              -------------------

     A. The Company has acquired from General American Transportation Corporation, a New York corporation ("Lessee Parent"), (i) certain railroad tank cars and covered hopper cars, as such railcars are more fully described in
Schedule 1 to the respective Participation Agreements, and (ii) all of Lessee Parent's right, title and interest in and to any and all lease agreements respecting such railcars in which Lessee Parent is the lessor, such lease agreements being with customers of Lessee Parent (such lease agreements and future lease agreements entered into by the Manager (as hereinafter defined) on behalf of the Company respecting the Equipment (as hereinafter defined) are hereinafter referred to as "Car Service Contracts" and such customers and future customers under Car Service Contracts are hereinafter referred to as "Customers").

     B. The Company has sold the Equipment to [Business Trust], [Business Trust] and [Business Trust], in each case by Wilmington Trust Company, as Owner Trustee under three separate Trust Agreements, each dated as of September 1, 1998, with the Owner Participants therein named (such Owner Trustees under each Trust Agreement being herein referred to collectively as the "Owner Trustees" and, individually, as an "Owner Trustee"), and the Owner Trustees have simultaneously leased the Equipment to the Company pursuant to the terms of three separate Equipment Lease Agreements, each dated as of September 1, 1998 (collectively, the "Leases" and, individually, a "Lease").

     C. The Company, The First National Bank of Chicago, as Collateral Agent (the "Collateral Agent"), the Owner Trustees, the Indenture Trustees (as hereinafter defined), the Manager and the Insurance Manager have entered into a Collateral Agency and Intercreditor Agreement dated as of September 1, 1998 (the "Intercreditor Agreement") providing, among other things, for the distribution of Collections and the exercise of certain rights of the Company under the Company Documents (as hereinafter defined).

     D. The Company desires to retain the Insurance Manager, on the terms and conditions set forth in this Agreement, to perform insurance services on behalf of the Company with respect to the Equipment leased by the Company under the Leases and the related Car Service Contracts.

                                                 [Insurance Agreement (GARC II)]

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and the Insurance Manager hereby agree as follows:

                                  Section 1.
                                  Definitions
                                  -----------

     Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in that certain Collateral Agency and Intercreditor Agreement dated as of September 1, 1998 among the Company, The First National Bank of Chicago, as Collateral Agent, [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-A), as Initial Owner Trustee (GARC II 98-A), [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-
B), as Initial Owner Trustee (GARC II 98-B), [BUSINESS TRUST], by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-C), as Initial Owner Trustee (GARC II 98-C), State Street Bank and Trust Company, as Initial Indenture Trustee (GARC II 98-A), State Street Bank and Trust Company, as Initial Indenture Trustee (GARC II 98-
B), State Street Bank and Trust Company, as Initial Indenture Trustee (GARC II 98-C), General American Transportation Corporation, as Manager, and the Insurance Manager.

                                  Section 2.
                  Appointment and Duties of Insurance Manager
                  -------------------------------------------

     Section 2.1 Appointment. The Company hereby appoints the Insurance Manager to act as the manager for all insurance coverage placed or maintained on the Equipment effective as of the Closing Date and grants to the Insurance Manager the authority to enter into, administer and terminate all such insurance relating to the Equipment on behalf of the Company, and generally to manage and administer the insurance on the Equipment, all on the terms and conditions contained herein. The Insurance Manager shall manage the insurance on each Unit from the date as of which the Company first acquires possession of such Unit until the date the Company no longer has an ownership or leasehold interest therein or, if a Unit suffers an Event of Loss under any Lease, until such date as such Unit is no longer subject to the terms of such Lease. During such time as any of the Leases remains in effect, the Insurance Manager agrees to manage the insurance on each Unit so as to comply with the terms and provisions of the Lease to which such Unit is subject.

     Section 2.2 Duties of the Insurance Manager. The Insurance Manager hereby accepts its appointment as manager for all insurance coverage placed or maintained on the Equipment and agrees, subject to the terms and conditions of this Agreement and the requirements of the respective Leases, to maintain or cause to be maintained, with such insurers with whom Insurance Manager or its Affiliates insure equipment owned or managed by them (or under such program of self-insurance generally covering equipment owned or managed by Insurance

                                                 [Insurance Agreement (GARC II)]

Manager), public liability insurance in respect of the Equipment in amounts not less than and with deductibles or retentions not greater than those customarily maintained by Insurance Manager and its Affiliates for similar equipment owned or managed by them and casualty insurance in amounts not less than, against risks and with deductible or retention amounts not greater than those customarily maintained by Insurance Manager or its Affiliates for similar equipment owned or managed by them; provided, however, that in all events the insurance policies maintained pursuant to this Agreement shall comply with the specific requirements of Section 2.3(a) below.

     Section 2.3 Certain Insurance Covenants

          (a) Insurance Manager shall cause all insurance policies required to be maintained by Insurance Manager pursuant to Section 2.2 to comply with the requirements of Section 12 of each of the Leases, including Sections 12.2 (physical damage insurance) and 12.3 (public liability insurance) thereof; provided, however, that it is understood that in complying with said Section 12.3, the provisions of Section 12.3(c) of each Lease shall be available to the Insurance Manager.

          (b) Insurance Manager shall provide the Company and/or the Lessors such documents and information as the Company and/or any Lessor may reasonably request from time to time to evidence the maintenance of the insurance required under Section 2.2, including annual certificates and notices of material changes in or cancellation of such policies. Nothing herein shall be construed to prohibit the Company or any other Person from carrying any insurance on the Units of Equipment for its own benefit.

          (c) When available, copies of policies and certificates of insurance with respect thereto shall be furnished promptly to the Company and the Manager.

          (d) If at any time the insurance maintained on the Units by Insurance Manager on behalf of the Company shall lapse or have limits lower than as required under any Lease for whatever reason, Insurance Manager, immediately upon receipt of notice of the lapse of or decrease in such insurance coverage, shall give notice to the Company, the Manager, the Owner Participants and the Lessors of the same. Insurance Manager shall also notify the Company, the Manager and the Lessors promptly with respect to any default in the payment of any premium or of any other act or omission of Insurance Manager or of any other person of which Insurance Manager has knowledge which might invalidate, render unenforceable, result in a lapse of or reduce any insurance coverage on the Units maintained by Insurance Manager pursuant to this Agreement.

                                                 [Insurance Agreement (GARC II)]

                                  Section 3.
                  Insurance Manager's Standard of Performance
                  -------------------------------------------

     Section 3.1 Standards.

          (a) All of the functions, services, duties and obligations of the Insurance Manager under this Agreement shall be performed by the Insurance Manager with reasonable care and diligence as shall be required (i) in order for the Company to perform its obligations under the Leases and the other Operative Agreements and (ii) in any event, consistent with customary practice as would be used by a prudent Person in the railcar leasing industry and the level of care and diligence utilized by the Insurance Manager in its business and in the management of its fleet (the "Insurance Services Standard").

          (b) The Insurance Manager shall, in connection with the performance of the services, comply in all material respects with all laws, rules and regulations applicable to the Insurance Manager, the Company and the Equipment.

          (c) The duties and obligations of the Insurance Manager will be limited to those expressly set forth in this Agreement, and the Insurance Manager will not have any fiduciary or other implied duties or obligations to, except as provided herein.

     Section 3.2 Similar Services. It is expressly understood and agreed that nothing herein shall be construed to prevent, prohibit or restrict the Insurance Manager or any Affiliate of the Insurance Manager from providing the same or similar services as those provided under this Agreement to any other Person; provided that no such activity shall in any way diminish the obligations of the Insurance Manager hereunder.

                                  Section 4.
            Reimbursement and Compensation of the Insurance Manager
            -------------------------------------------------------

     Section 4.1 Reimbursement. The Company shall reimburse the Insurance Manager in connection with its services hereunder an amount equal to the greater of (i) an appropriate share of Insurance Manager's insurance costs (including any allocation thereof to Insurance Manager from its Affiliates) for all railcars owned, leased or managed by Insurance Manager, allocated on such basis as is customarily used by Insurance Manager or its Affiliates in allocating insurance costs, or (ii) Insurance Manager's marginal insurance costs resulting from such insurance coverage on behalf of the Company, as reasonably determined by Insurance Manager, provided, however, that in no event shall the amount to be reimbursed hereunder be greater than the premiums which would have been payable by the Company for comparable insurance; and, provided, further, that if insurance coverage is effected through a separate policy, whether obtained by, or on behalf of, the Company, the cost thereof shall be borne by the Company.

                                                [Insurance Agreement (GARC II)]

There shall be no apportionment of premiums in respect of insurance maintained by Insurance Manager hereunder for periods extending beyond the termination of this Agreement if coverage is effected through blanket insurance policies which also cover other property or assets owned, leased or managed by Insurance Manager or its Affiliates. Insurance Manager may cancel any such blanket insurance policies at any time and obtain any premium refunds incident thereto, and Insurance Manager shall be entitled to any premium refund or dividend received by the Company or Insurance Manager on account of any such blanket insurance policy maintained by Insurance Manager, unless such premium refund or dividend, or a portion thereof, represents a refund of Insurance Manager's identifiable marginal insurance costs as set forth in the immediately preceding clause (ii), in which event such identifiable amount shall be paid by Insurance Manager to the Company or retained by the Company, as the case may be.

     Section 4.2 Payment. Insurance Manager shall bill the Company monthly for its charges for insurance under Section 4.1, which amount shall be payable to the Insurance Manager from the Collection Account in accordance with the terms of the Intercreditor Agreement.

     Section 4.3 Compensation. The compensation to the Insurance Manager for the performance of its services hereunder shall be included in the Base Component under the Management Agreement so long as the Insurance Manager is acting as Manager under the Management Agreement. Such Base Component is intended, so long as the Insurance Manager is acting as Manager under the Management Agreement, to include all direct costs and expenses related to the performance by the Insurance Manager of its services, duties and obligations under this Agreement other than the charges for insurance covered by Section
4.1. In the event that the Insurance Manager is terminated as Manager under the Management Agreement, the Company and the Manager shall agree upon a mutually acceptable compensation arrangement based on the then current market rate for such services.

                                  Section 5.
                            Reports and Information
                            -----------------------

     Section 5.1 Annual Certificate. The Insurance Manager shall furnish to the Company, the Owner Trustees, the Owner Participants, the Collateral Agent and the Rating Agencies a copy of the certificate of insurance and other information required by Section 12.4 of each Lease.

     Section 5.2 Rights of Inspection. The Company shall be entitled to inspect from time to time upon reasonable notice during regular business hours the books and records of the Insurance Manager relating to the insurance maintained on the Equipment hereunder. The Collateral Agent, any Indenture Trustee and any Participant shall be entitled to inspect those books and records of the Insurance Manager relating to the insurance maintained on the Equipment to the extent permitted in any applicable Participation Agreement or Lease.

                                                 [Insurance Agreement (GARC II)]

                                  Section 6.
                        Term of Agreement;  Termination
                        -------------------------------

     Section 6.1 Term. The term of this Agreement shall commence on the Closing Date and shall continue until the latest termination date under any of the Leases (as any thereof may be renewed or otherwise extended); provided, however, that the obligation of the Insurance Manager to provide insurance for any Unit under this Agreement shall terminate on the date such Unit is no longer subject to its applicable Lease; provided further, that, notwithstanding the foregoing, such obligation shall not terminate prior to the termination of all of Lessee's obligations in respect of insurance set forth in any Lease.

     Section 6.2 Termination of Insurance Manager. The services of the Insurance Manager under this Agreement may be terminated as to all Equipment (or, at the option of the Company, as to all Units as to which a default under clause (a), below, relates) by the Company upon giving notice to the Insurance Manager in any of the following events (an "Insurance Manager Default"):

          (a) If the Insurance Manager fails in any material respect to perform any of its obligations under this Agreement which failure materially and adversely affects the rights of the holders of the Equipment Notes and fails to cure or remedy such failure to perform within sixty (60) days following the earlier of the Insurance Manager becoming aware of such failure or delivery to the Insurance Manager of a written notice of the alleged failure to perform; provided, however, that if the cause of such failure to perform can be cured, but cannot reasonably be cured within such 60 day period, the period for remedying such failure to perform shall be extended by the time necessary to effect such cure (but not in excess of 60 additional days);

          (b) If the Insurance Manager shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or admit in writing its inability to pay its debts generally as they come due, or make a general assignment for the benefit of creditors, or take any corporate action to authorize any of the foregoing; or

          (c) If an involuntary case or other proceeding shall be commenced against the Insurance Manager seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days.

                                                 [Insurance Agreement (GARC II)]

     Section 6.3 Replacement of the Insurance Manager. So long as the Insurance Manager is an Affiliate of the Company, and any Equipment is subject to a Lease, the Insurance Manager may not resign from its obligations and duties as the Insurance Manager with respect to such Equipment or any liabilities associated therewith without the consent of the Required Beneficiaries. Without limiting the foregoing, the Insurance Manager may not resign or be terminated in whole or in part, unless a successor Insurance Manager ("Successor Insurance Manager") has been appointed by the Company and the Owner Trustees, the Owner Participants and the Indenture Trustees and has accepted such appointment and the Company has received written confirmation from the Rating Agencies that, after giving effect to the selection of the Successor Insurance Manager, no lowering or withdrawal of the then current ratings on the Certificates will occur. Any Successor Insurance Manager, however appointed, shall execute and deliver to the Company and to the predecessor Insurance Manager an instrument accepting such appointment, including customary confidentiality provisions in favor of the predecessor Insurance Manager and the Company, and thereupon such Successor Insurance Manager, without further act, shall become vested with all the rights, powers, duties and trusts of the predecessor Insurance Manager hereunder with like effect as if originally named the Insurance Manager herein.

     Section 6.4 Merger or Sale. Any corporation into which the Insurance Manager may be merged or with which it may be consolidated, or any corporation to which substantially all the business of the Insurance Manager may be transferred, shall be the Insurance Manager under this Agreement without further act. Any successor corporation resulting from such merger or consolidation shall deliver to the Company, the Owner Trustees, the Owner Participants and the Indenture Trustees an agreement, in form and substance reasonably satisfactory to the Company, the Owner Trustees, the Owner Participants and the Indenture Trustees which is a legal, valid, binding and enforceable assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of the Insurance Manager under this Agreement.

                                  Section 7.
                                Indemnification
                                ---------------

     Section 7.1 Indemnification by Insurance Manager. The Insurance Manager agrees to indemnify the Company, the Owner Trustees, the Owner Participants, the Indenture Trustees, the Collateral Agent and their respective affiliates and the directors, officers, employees and agents of each thereof (the "Indemnified Parties") against, and agrees to hold each Indemnified Party harmless from, any and all Claims incurred or suffered by such Indemnified Party relating to or arising out of or in connection with (i) any breach of or inaccuracy in any representation made by the Insurance Manager in this Agreement or in the Participation Agreement or in any certificate delivered pursuant thereto; (ii) any breach or failure by the Insurance Manager to perform any covenant or obligation of the Insurance Manager set out or contemplated in this Agreement or in

                                                 [Insurance Agreement (GARC II)]

any other Operative Agreement; or (iii) the negligence, recklessness or willful misconduct of the Insurance Manager.

     Section 7.2 Indemnification by Company. The Company agrees to indemnify the Insurance Manager against, and agrees to hold it harmless from, any and all Claims incurred or suffered by the Insurance Manager relating to or arising out of or in connection with, to the extent occurring or arising at a time when the Company and the Insurance Manager are not Affiliates (i) any breach of or any inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any breach of or failure by the Company to perform any covenant or obligation of the Company set out or contemplated in this Agreement, or (iii) the negligence, recklessness or willful misconduct of the Company.

     Section 7.3 Claims Excluded. There are excluded from the agreements to indemnify under Sections 7.01 and 7.02 with respect to any particular indemnified Person, Claims to the extent resulting from the breach, failure to perform, gross negligence, recklessness or willful misconduct of such indemnified Person.

     Section 7.4 Third Party Claims. In the event any party to be indemnified is entitled to indemnification hereunder based upon a Claim asserted by a third party, the indemnifying party shall be given prompt notice thereof in reasonable detail; provided, however, the failure to give prompt notice shall not relieve the indemnifying party of any liability hereunder to the extent that the failure to give such notice is not prejudicial. The indemnifying party shall have the right (without prejudice to the right of any party to be indemnified to participate at its expense through counsel of its own choosing) to defend such Claim at its expense and through counsel of its own choosing which is reasonably acceptable to the party to be indemnified if the indemnifying party gives notice of its intention to do so not later than twenty (20) days following its receipt of notice of such Claim from the party to be indemnified (or such shorter time period as is required so that the interests of the party to be indemnified would not be materially prejudiced as a result of its failure to have received such notice from the indemnifying party which notice acknowledges that the indemnifying party is in fact liable in respect of such Claim); provided, however, the indemnifying party shall not be entitled to control and assume responsibility for the defense of any Claim if in the good faith opinion of the party to be indemnified, there exists an actual or potential conflict of interest such that it is advisable for such party to retain control of such proceeding, in which circumstances the party to be indemnified shall be entitled to control and assume responsibility for the defense of such Claim at the expense of the indemnifying party. The indemnifying party shall not have the power to bind the indemnified party, without the indemnified party's prior written consent, which shall not be unreasonably withheld, with respect to any settlement pursuant to which anything is required other than the payment of money and then only to the extent that the indemnifying party shall make full payment of such money. If the indemnifying party does not so choose to defend any such claim asserted by a third party for which the party to be indemnified would be entitled to indemnification hereunder, then the party to be indemnified shall be entitled to recover from the indemnifying party, on a monthly basis, all

                                                 [Insurance Agreement (GARC II)]

of its reasonable attorneys' fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the indemnifying party assumes the defense of any such claim, the indemnifying party will hold the party to be indemnified harmless from and against any and all damages arising out of any settlement approved by such indemnifying party or any judgment in connection with such claim or litigation. Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the party to be indemnified shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained herein, an indemnifying party will not be liable for any settlement of a claim effected without its prior written consent.

     Section 7.5 Cooperation. The indemnifying party and the party to be indemnified shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The party to be indemnified shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Sections 7.01 or
7.02 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 7.05.

                                  Section 8.
                                 Miscellaneous
                                 -------------

     Section 8.1 Table of Contents and Headings. The table of contents and the descriptive headings of the several subsections and sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     Section 8.2 The Insurance Manager as Independent Contractor. Except to the extent specifically set forth in this Agreement, all of the functions, duties and services performed by the Insurance Manager under this Agreement shall be performed by the Insurance Manager as an independent contractor and not as agent of the Company.

     Section 8.3 Relations Among Parties. The parties intend, in entering into this Agreement, that the Insurance Manager is an independent contractor and that no partnership relationship exists among the Insurance Manager and the Company; that the Insurance Manager does not have the authority to act as agent of, or partner or co-venturer with, the Company except to the extent specifically provided herein; that the Insurance Manager, in its capacity as such, does not, except as specifically set forth in this Agreement, have the authority to bind the Company; that the Company, as such, does not have liability for the acts of the Insurance Manager; and that any fees or other compensation payable by the Company to the Insurance Manager are ordinary and necessary business expenses of the Company.

                                                 [Insurance Agreement (GARC II)]

     Section 8.4 Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of laws.

     Section 8.5 Notices. Any notice, certificate, document, acceptance or report required or permitted to be given by either party hereto to the other party shall be in writing and shall be deemed delivered when received, or when delivered personally, by facsimile transmission or reputable air courier, addressed as follows:

          If the Company:            General American Railcar Corporation II
                                     500 West Monroe Street
                                     Chicago, Illinois 60661
                                     Attention:  Treasurer
                                     Re: GARC II
                                     Facsimile:  (312) 621-6645
                                     Conf. No.:  (312) 621-6200

          If the Insurance Manager:  General American Transportation Corporation
                                     500 West Monroe Street
                                     Chicago, Illinois 60661
                                     Attention:  Secretary
                                     Re:  GARC II
                                     Facsimile: (312) 621-6645
                                     Conf. No.: (312) 621-6200

or addressed to either party at such other address as such party shall hereafter furnish to the other party by written notice as provided above.

     Section 8.6 Entire Agreement; Amendment; Waivers. This Agreement constitutes, with respect to the subject matter hereof, the entire agreement of the parties and supersedes and cancels all prior agreements, discussions, negotiations, memoranda or correspondence with respect to such subject matter, and may not be amended orally, but only by an agreement in writing signed by the party against which enforcement of such amendment is sought. The failure of either party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party hereto of the breach of any term or agreement contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or agreement contained herein.

                                                 [Insurance Agreement (GARC II)]

     Section 8.7 Assignment.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 6.3, the Insurance Manager will not, without the prior written consent of the Lessors and the Indenture Trustees, assign any of its rights hereunder, except as provided herein and in the Participation Agreements; provided that the Insurance Manager may assign any or all of its rights and/or obligations hereunder without any such consent to (i) (subject to Section 6.4 hereof) any Person which shall consolidate with the Insurance Manager, which the Insurance Manager shall merge into or to which the Insurance Manager shall convey, transfer or lease all or substantially all of its assets, or (ii) any corporation which is an Affiliate of the Insurance Manager; provided further that in the case of an assignment to an Affiliate, (a) the Insurance Manager shall have received an instrument or instruments reasonably satisfactory to it, the Owner Participants and the Indenture Trustees under which such Affiliate assumes the obligations of the Insurance Manager hereunder, and (b) the Insurance Manager irrevocably and unconditionally guarantees, pursuant to an agreement in form and substance reasonably satisfactory to the Lessors, the Owner Participants and the Indenture Trustees, such assignee's performance of all of such obligations as primary obligor and not as a surety.

          (b) The Insurance Manager and the Company hereby confirm that concurrently with the execution and delivery of this Agreement, (i) the Company has executed and delivered the Intercreditor Agreement which, among other things, assigns as collateral security and grants a security interest in favor of the Collateral Agent in the rights of the Company hereunder for the benefit of, among others, the Owner Trustees and (ii) each of the Owner Trustees has executed and delivered to the related Indenture Trustee an Indenture which assigns as collateral security and grants a security interest in favor of such Indenture Trustee in the rights of such Owner Trustee under the Intercreditor Agreement, all as more explicitly set forth in the Intercreditor Agreement and the Indentures. The Company agrees that it shall not otherwise assign or convey its right, title and interest in and to this Agreement except as expressly permitted by and subject to the provisions of the Participation Agreements.

     Section 8.8 Further Assurances. If at any time the parties hereto shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all documents, instruments, contracts, leases, assignments and assurances and do all things necessary or proper to carry out fully the provisions hereof.

     Section 8.9 Third Party Beneficiary. The Company and the Insurance Manager hereby agree that the Collateral Agent, each Owner Trustee, each Participant, any Indenture Trustee and any Indemnified Party referred to in Section 7.1 shall each be a third party beneficiary of this Agreement.

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

                                                 [Insurance Agreement (GARC II)]

     Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.11 Severability. Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereby waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect. In addition, in the event of any such prohibition or unenforceability, the parties agree that it is their intention and agreement that any such provision which is held or determined to be prohibited or unenforceable, as written, in any jurisdiction shall nonetheless be in force and binding to the fullest extent permitted by the law of such jurisdiction as though such provision had been written in such a manner and to such an extent as to be enforceable therein under the circumstances.

     Section 8.12 No Petition in Bankruptcy. The Insurance Manager hereby agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Equipment Notes and Pass Through Certificates, the Insurance Manager will not institute against, or join any other Person in instituting against, the Company an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceeding under the laws of the United States or any state of the United States.

                            *          *          *

                                                 [Insurance Agreement (GARC II)]

     IN WITNESS WHEREOF, the Company and the Insurance Manager have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                        GENERAL AMERICAN RAILCAR
                                        CORPORATION II



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

                                        GENERAL AMERICAN
                                        TRANSPORTATION CORPORATION



                                        By:___________________________
                                        Name:_________________________
                                        Title:________________________

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